SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported)   November 19, 1996

                     Berry Petroleum Company
     (Exact name of registrant as specified in its charter)


  Delaware                    1-9735                   77-0079387
(State or other            (Commission               IRS Employer
jurisdiction of            File Number)        Identification No.
incorporation)


      28700 Hovey Hills Road,   P.O. Bin X,  Taft, CA 93268
             (Address of principal executive offices)


Registrant's telephone number, including area code    (805) 769-8811


                               N/A
  (Former name or former address, if changed since last report)






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Item 2.   Acquisition or Disposition of Assets.

     On November 19, 1996, Berry Petroleum Company, a Delaware corporation (the "Company"), purchased certain assets from, Tannehill Oil Company, Inc., a California corporation, Tannehill Electric Company, Inc., a California corporation, Tannehill Oil Company, a general partnership (the "Partnership"), and the general partners of the Partnership, and acquired/paid off the related ownership/security interest of Security Pacific Leasing Corporation for the aggregate consideration of $25.5 million, payable $18.6 million in cash and $6.9 million in unsecured promissory notes. In addition, the Partnership received a Warrant to purchase 100,000 shares of the Class A Common Stock of the Company. The cash consideration was paid from existing working capital of the Company.

     The assets purchased include oil producing properties, power cogeneration assets, and equipment, machinery, fixtures and other assets associated with heavy oil production activities. The primary Tannehill oil producing properties, which are fee properties, are located between two of the Company's producing South Midway-Sunset field properties. These Tannehill properties currently produce approximately 1,300 barrels per day ("BPD") of heavy
(13 Degree API) crude oil from 169 wells and have estimated reserves of over seven (7) million barrels. The 18 megawatt cogeneration facility supplies approximately 5,500 BPD of steam to the oil producing properties.

Item 7.   Financial Statements and Exhibits.

     (a). Financial Statements. It is impracticable to provide the required financial statements and pro forma financial information at this time and such financial statements and pro forma financial information will be filed as soon as they are available, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (b). Pro Forma Financial Information.   See Item 7(a) above.

     (c). Exhibits.

10.1 Purchase and Sale Agreement, dated as of November 8, 1996, by and between the Registrant and Tannehill Oil Company, Inc., a California corporation.

10.2 Purchase and Sale Agreement, dated as of November 8, 1996, by and between the Registrant and Tannehill Electric Company, Inc., a California corporation.

10.3 Purchase and Sale Agreement, dated as of November 8, 1996, by and between the Registrant and Tannehill Oil Company, a California general partnership, and Boyce Resource Development Company, a California corporation; Albert G.
Boyce, Jr., as Trustee of Trust "B" Under the Will of Albert G. Boyce, Sr., Deceased; William J. Boyce; Albert Gallatin Boyce V; Mary Katharine Boyce;
John T. Hinkle; Bettianne H. Bowen; Vernier Resources Corporation, a Texas corporation; James L. Hinkle; General Western, Inc., a New Mexico corporation;

Delmar R. Archibald and Joy A. Archibald, Trustees of the Delmar R. Archibald Family Trust, dated June 22, 1982; Lisle Q. Tannehill; John W. Tannehill;
Gail Kay Tannehill, as Trustee of the Gail Kay Tannehill Family Trust, dated April 9, 1996; and Thomas H. Tannehill, all acting as partners of Tannehill Oil Company and individually, jointly and severally.

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 2, 1996             BERRY PETROLEUM COMPANY,
                                   a Delaware corporation



                                   By:     /s/ Jerry V. Hoffman
                                           Jerry V. Hoffman,
                                           President and Chief Executive Officer